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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2023

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.
On November 1, 2023, a subsidiary of NBC Universal (collectively with its subsidiaries, “NBCU”) provided notice to a subsidiary of The Walt Disney Company (collectively with its subsidiaries, “Disney”) of its exercise of its right under a put/call arrangement pursuant to an agreement, as amended (the “Hulu Agreement"), among Disney, NBCU and Hulu, LLC (“Hulu”), which is owned 67% by Disney and 33% by NBCU, subject to dilution under certain circumstances, to require Disney to purchase NBCU’s interest in Hulu, at a value based on NBCU’s equity ownership percentage of the greater of Hulu’s equity fair value or a guaranteed floor value of $27.5 billion (the “guaranteed floor value”). On or before December 1, 2023, Disney is required to pay NBCU the guaranteed purchase price (as described below) minus the outstanding NBCU capital call contributions under the Hulu Agreement payable to Disney remaining unpaid on such date. Accordingly, on such date, Disney expects it will pay NBCU approximately $8.61 billion, representing NBCU’s equity ownership percentage of the guaranteed floor value of approximately $9.17 billion (the “guaranteed purchase price”) minus the outstanding NBCU capital call contributions under the Hulu Agreement payable to Disney, currently approximately $567 million, if the full amount of such outstanding capital call contributions remains unpaid on such date.
Hulu’s equity fair value will be assessed as of September 30, 2023, and determined in accordance with the parties’ agreed appraisal process. If the equity fair value is finally determined to be greater than the guaranteed floor value, Disney will pay NBCU an amount equal to NBCU’s equity ownership percentage of the equity fair value net of the guaranteed purchase price within 45 days of such final determination. Disney will share with NBCU 50% of Disney’s estimated U.S. tax savings resulting from the acquisition, which payments are expected to be made primarily over a 15-year period.
A copy of a press release issued by the Company on November 1, 2023 is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Secretary
Dated: November 1, 2023